UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

ScanSource, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Logue Court

Greenville, South Carolina 29615

(Address of principal executive offices) (zip code)

(864) 288-2432

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

ScanSource, Inc. (the “Company”) held its annual meeting of the shareholders on December 3, 2015 (the “Annual Meeting”). At the Annual Meeting, each of the six director nominees was elected and received greater than 98.59% approval of votes cast, the Company’s executive compensation program was approved, on an advisory basis, with 98.15% approval of votes cast, and the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2016 was ratified with 99.88% approval of votes cast. The Company received proxies totaling 96.26% of its issued and outstanding shares of common stock, representing 26,194,877 shares of common stock, as of the record date. Each of the following proposals were voted on at the Annual Meeting and are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 22, 2015, and the results of the voting are presented below.

Election of Directors

The Company’s shareholders approved the slate of directors consisting of six members to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified, based on the following final voting results:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Steven R. Fischer	25,062,533	310,368	821,976
Michael L. Baur	25,109,800	263,101	821,976
Peter C. Browning	25,017,711	355,190	821,976
Michael J. Grainger	25,060,143	312,758	821,976
John P. Reilly	25,051,458	321,443	821,976
Charles R. Whitchurch	25,148,617	224,284	821,976

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
24,904,560	461,952	6,388	821,977

Advisory Vote to Ratify Grant Thornton LLP as the Independent Auditors for Fiscal 2016

The Company’s shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2016, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
26,163,789	27,942	3,146	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

	By:	/s/ John J. Ellsworth
December 3, 2015	Name: Its:	John J. Ellsworth Executive Vice President, General Counsel and Corporate Secretary

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